   As filed with the Securities and Exchange Commission on October 8, 1999
                                                       Registration No. 333-**

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                        CORPORATE OFFICE PROPERTIES TRUST
               (Exact name of company as specified in its charter)

                  MARYLAND                                23-2947217
       (State or Other Jurisdiction of           (IRS Employer Identification
       Incorporation or Organization)                       Number)

               401 CITY AVENUE
                  SUITE 615
               BALA CYNWYD, PA                               19004
       (Address of principal executive                    (Zip Code)
                   offices)

                        CORPORATE OFFICE PROPERTIES TRUST
                          1998 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                               CLAY W. HAMLIN, III
                             CHIEF EXECUTIVE OFFICER
                        CORPORATE OFFICE PROPERTIES TRUST
                           401 CITY AVENUE, SUITE 615
                              BALA CYNWYD, PA 19004
                     (Name and address of agent for service)

                                 (610) 538-1800
          (Telephone number, including area code, of agent for service)
                               ------------------

                         COPIES OF ALL COMMUNICATIONS TO:
            JOHN F. BALES                                JOHN H. GURLEY
       MORGAN, LEWIS & BOCKIUS LLP             VICE PRESIDENT & GENERAL COUNSEL
          1701 MARKET STREET                   CORPORATE OFFICE PROPERTIES TRUST
        PHILADELPHIA, PA 19103                     401 CITY AVENUE, SUITE 615
            (215) 963-5478                            BALA CYNWYD, PA 19004
                                                          (610) 538-1800

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed maximum        Proposed maximum
         Title of securities                Amount to be           offering price            Aggregate               Amount of
           To be registered                 Registered(1)           per share(2)         offering price(2)      Registration fee(2)
--------------------------------------- ---------------------- ----------------------- ----------------------- --------------------
    Common Shares, $0.01 par value
                                              2,850,623                 (2)                $35,772,048                $9,945
--------------------------------------- ---------------------- ----------------------- ----------------------- --------------------

(1) This Registration Statement covers shares of Corporate Office Properties Trust's common shares of beneficial interest (the "Common Shares") which may be offered or sold pursuant to the Corporate Office Properties Trust 1998 Long Term Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) With respect to awards that have previously been issued under the 1998 Long Term Incentive Plan, the exercise price has been used to compute the maximum offering price pursuant to Rule 457(h)(1). For the remaining Common Shares issuable under the 1998 Long Term Incentive Plan, the maximum offering price has been estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of COPT's Common Shares on October 6, 1999, as reported on the New York Stock Exchange.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

     The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Corporate Office Properties Trust ("COPT") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

     1. COPT's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-14023) (the "1998 10-K"). The consolidated balance sheets of COPT as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which are included in the 1998 10-K and have been incorporated by reference in this Registration Statement, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report appearing therein and have been so incorporated in reliance upon such reports given on the authority of that firm as experts in auditing and accounting;

     2. All other reports filed by COPT pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

     3. The description of the Common Shares contained in COPT's Post-Effective Amendment to Registration Statement filed on May 21, 1999 (Commission File No. 333-71807).

     All documents and reports filed by COPT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.
                  -------------------------

                  Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  --------------------------------------

                  Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of COPT (the "Declaration of Trust") contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

         The Declaration of Trust authorizes COPT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of COPT and at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws of COPT (the "Bylaws") obligate COPT, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of COPT, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of COPT. The Declaration of Trust and the Bylaws also permit COPT to provide indemnification to any person who served a predecessor of COPT in any of the capacities described above and to any employee or agent of COPT or a predecessor of COPT. The Bylaws require COPT to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

         The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the Maryland General Corporations Law (the "MGCL") for Trustees and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former Trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and
(b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

         The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
                  -----------------------------------

         Not Applicable

ITEM 8.  EXHIBITS.
         --------
EXHIBIT  NO.                       DESCRIPTION

4.1 Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed with the Registrant's Registration Statement on February 5, 1998 on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference.)
4.2 Amendment No. 1 to Corporate Office Properties Trust 1998 Long Term Incentive Plan.
5.1      Opinion of Morgan, Lewis & Bockius LLP.
23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
23.2     Consent of PricewaterhouseCoopers LLP.
24.1 Powers of attorney (included on signature page to the Registration Statement).

ITEM 9.  UNDERTAKINGS.
         -------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by COPT pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of COPT's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of COPT pursuant to the foregoing provisions, or otherwise, COPT has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by COPT of expenses incurred or paid by a director, officer or controlling person of COPT in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, COPT will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, State of Pennsylvania on October
7, 1999.

                                    CORPORATE OFFICE PROPERTIES TRUST


                                    By:      /s/ CLAY W. HAMLIN, III
                                             --------------------------------
                                    Name:    Clay W. Hamlin, III
                                    Title:   Chief Executive Officer


                                    By:      /s/ ROGER A. WAESCHE, JR.
                                             --------------------------------
                                    Name:    Roger A. Waesche, Jr.
                                    Title:   Senior Vice President - Finance and
                                             Chief Accounting Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Corporate Office Properties Trust hereby severally constitute Clay W. Hamlin, III and Thomas D. Cassel, and each of them singly, our true and lawful attorneys with full power to them, and each of the singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Corporate Office Properties Trust to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                     CAPACITY                                  DATE

/s/ JAY H. SHIDLER
-------------------------------------  Chairman of the Board and Trustee                   October 7, 1999
Jay H. Shidler

/s/ CLAY W. HAMLIN, III
-------------------------------------  Chief Executive Officer and Trustee                 October 7, 1999
Clay W. Hamlin, III                    (Principal Executive Officer)

/s/ ROGER A. WAESCHE, JR.
-------------------------------------  Senior Vice President--Finance and Chief             October 7, 1999
Roger A. Waesche, Jr.                  Accounting Officer (Principal Accounting and
                                       Financial Officer)

/s/ KENNETH D. WETHE
-------------------------------------  Trustee                                             October 7, 1999
Kenneth D. Wethe

/s/ WILLIAM H. WALTON, III
-------------------------------------  Trustee                                             October 6, 1999
William H. Walton, III

/s/ KENNETH S. SWEET, JR.
-------------------------------------  Trustee                                             October 5, 1999
Kenneth S. Sweet, Jr.

/s/ STEVEN D. KESLER
-------------------------------------  Trustee                                             October 6, 1999
Steven D. Kesler

/s/ EDWARD A. CROOKE
-------------------------------------  Trustee                                             October 7, 1999
Edward A. Crooke

/s/ BETSY Z. COHEN
-------------------------------------  Trustee                                             October 7, 1999
Betsy Z. Cohen

/s/ ROBERT L. DENTON
-------------------------------------  Trustee                                             October 7, 1999
Robert L. Denton

                                INDEX TO EXHIBITS

EXHIBIT  NO.                                                   DESCRIPTION

4.1 Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed with the Registrant's Registration Statement on February 5, 1998 on Form S-4 (Commission File No. 333-45649) and incorporated herein by reference.)
4.2 Amendment No. 1 to Corporate Office Properties Trust 1998 Long Term Incentive Plan (filed with the Registrant's Proxy Statement on Form 14A (Commission File No. 001-14023) and incorporated herein by reference).
5.1      Opinion of Morgan, Lewis & Bockius LLP.
23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
23.2     Consent of PricewaterhouseCoopers LLP.
24.1 Powers of attorney (included on signature page to the Registration Statement).